Exhibit 99.1

FOR IMMEDIATE RELEASE

May 22, 2023

TEGNA Inc. Announces $300 Million Accelerated Share Repurchase Agreement and Increases Regular Quarterly Dividend by 20% Following Termination of Merger Agreement with Standard General

Strong free cash flow from operations and significant financial flexibility position TEGNA to continue to create long-term shareholder value

TEGNA actively reviewing capital allocation strategy and committed to additional return of excess capital to shareholders

Company to hold investor call on May 25

Tysons, Va. – TEGNA Inc. (NYSE: TGNA) today announced a $300 million accelerated share repurchase (“ASR”) program and a 20 percent increase in its quarterly dividend. These initial actions to return excess capital to shareholders follow the termination of TEGNA’s merger agreement with an affiliate of Standard General L.P. Under the terms of the merger agreement, TEGNA is entitled to receive a termination fee of $136 million from Standard General.

Beyond these actions, TEGNA’s Board of Directors and management team are also actively reviewing the return of additional excess capital that accumulated during the pending merger.

ACCELERATED SHARE REPURCHASE PROGRAM

TEGNA will enter into a $300 million ASR agreement with JPMorgan Chase Bank, which is expected to be completed by the end of the third quarter of 2023. The ASR will be funded through cash on hand, which stood at $683 million at the end of the first quarter of 2023.

DIVIDEND INCREASE

The TEGNA Board has approved a 20 percent increase to the Company’s regular quarterly dividend from 9.5 to 11.375 cents per share. TEGNA will pay the previously declared regular quarterly dividend of 9.5 cents per share on July 3, 2023, to stockholders of record as of the close of business on June 9, 2023, and expects the increased dividend announced today to be in effect in future regular quarterly dividend payments, subject to the Board’s declaration. This increase brings TEGNA’s total dividend payout growth to 63 percent since March 2021.

Howard D. Elias, chairman of the TEGNA Board, said, “These initial actions reflect the Board’s continuing commitment to enhance shareholder value. We are taking the first step of immediately returning a significant portion of the excess capital accumulated during the pendency of the Standard General transaction. We are actively reviewing TEGNA’s capital allocation strategy and look forward to our engagement with investors over the coming months.”

Dave Lougee, president and CEO of TEGNA, said, “I am extremely proud of our TEGNA colleagues for remaining focused on our business despite the distractions of a long-pending transaction. Their hard work and dedication have maintained strong business momentum, building on record total company revenue, subscription revenue, net income, free cash flow and Adjusted EBITDA in 2022. As we look ahead, we are confident that TEGNA is well positioned to continue serving all our stakeholders based on our portfolio of leading broadcast assets and innovative digital brands, our delivery of high-quality, trusted news and content in the markets where we operate, and our continued focus on fostering a culture of diversity and inclusivity.”

Lougee added, “TEGNA’s standalone financial position and outlook are a direct result of our great team, our impactful local content, our predictable cash flows, and our strong balance sheet with the lowest leverage levels since TEGNA became a pure-play broadcasting company. With no near-term maturities and attractively priced fixed rate debt, TEGNA’s balance sheet remains best in class, and we expect to maintain net leverage below 3.0x.”

INVESTOR CALL

TEGNA will host an investor call to discuss its first quarter 2023 earnings results and will provide guidance for the second quarter and full-year 2023 metrics on May 25, 2023, at 10:00 a.m. (ET). The call, which will also be webcast through the Company’s website, is open to investors, the financial community, media and members of the public. To join the toll-free call, dial 888-254-3590 at least 10 minutes prior to the scheduled start time. International callers should dial 929-477-0402. The confirmation code for the conference call is 6553035. To listen to the call via live webcast, please visit investors.TEGNA.com and allow at least 10 minutes to access TEGNA’s home page and complete the links before the webcast begins. A replay of the conference call will be available under “Investor Relations” at www.TEGNA.com. A transcript of the conference call will also be made available on the Company’s website.

FORWARD-LOOKING STATEMENTS

This communication includes forward-looking statements within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on a number of assumptions about future events and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs, projections and estimates expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, risks and uncertainties related to: changes in the market price of the Company’s shares, general market conditions, access to credit or debt capital markets, applicable securities laws and alternative uses of capital; constraints, volatility, or disruptions in the capital markets or other factors affecting share repurchases, including the Company’s ability to complete the ASR on the expected terms and timing; delays or failures associated with implementation of the Company’s ASR program; the possibility that the Company’s ASR program, or any future share repurchases, may not enhance long-term stockholder value; the possibility that share repurchases pursuant to the ASR program could increase the volatility of the price of the Company’s common stock and diminish the Company’s cash reserves; legal proceedings, judgments or settlements; the response of customers, suppliers and business partners to the termination of the merger agreement, including impacts on and modifications to the Company’s plans, operations and business relating thereto; difficulties in employee retention due to the termination of the merger agreement; the Company’s ability to re-price or renew subscribers and execute on its capital allocation strategy; potential regulatory actions; changes in consumer behaviors and impacts on and modifications to TEGNA’s operations and business relating thereto; and economic, competitive, governmental, technological and other factors and risks that may affect the Company’s operations or financial results, which are discussed in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statements in this press release should be evaluated in light of these important risk factors. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

Readers are cautioned not to place undue reliance on forward-looking statements made by or on behalf of the Company. Each such statement speaks only as of the day it was made. The Company undertakes no obligation to update or to revise any forward-looking statements. The factors described above cannot be controlled by the Company. When used in this communication, the words “believes,” “estimates,” “plans,” “expects,” “should,” “could,” “outlook,” and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Forward-looking statements in this communication may include, without limitation: anticipated growth rates and the Company’s plans, objectives and expectations.

About TEGNA

TEGNA Inc. (NYSE: TGNA) is an innovative media company that serves the greater good of our communities. Across platforms, TEGNA tells empowering stories, conducts impactful investigations and delivers innovative marketing solutions. With 64 television stations in 51 U.S. markets, TEGNA is the largest owner of top 4 network affiliates in the top 25 markets among independent station groups, reaching approximately 39 percent of all television households nationwide. TEGNA also owns leading multicast networks True Crime Network, Twist and Quest. TEGNA offers innovative solutions to help businesses reach consumers across television, digital and over-the-top (OTT) platforms, including Premion, TEGNA’s OTT advertising service. For more information, visit www.TEGNA.com.

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For media inquiries, contact:

Anne Bentley

Vice President, Corporate Communications

703-873-6366

abentley@TEGNA.com

George Sard / Andy Duberstein / Hayley Cook

FGS Global

George.Sard@fgsglobal.com / Andy.Duberstein@fgsglobal.com / Hayley.Cook@fgsglobal.com

For investor inquiries, contact:

Julie Heskett

Senior Vice President, Financial Planning & Analysis

703-873-6747

investorrelations@TEGNA.com